EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN EXPRESS ANNOUNCES 15 PERCENT DIVIDEND INCREASE

NEW YORK – April 30, 2013 – The board of directors of American Express Company today approved a $0.03 – or 15 percent – increase in the quarterly dividend on the company’s common stock.  The dividend was raised to $0.23 per common share, from $0.20, payable on August 9, 2013 to shareholders of record on July 5, 2013.

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About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.

Contact:	Marina Norville
212-640-2832
marina.h.norville@aexp.com